Exhibit 2.7

AMENDMENT NO. 3

TO THE

SECURITIES PURCHASE AGREEMENT

Amendment No. 3 (this “Amendment No. 3”), dated as of September 23, 2009, to the Securities Purchase Agreement (the “Agreement”), dated as of June 30, 2009 (and initially amended as of July 30, 2009 (“Amendment No. 1”) and amended again as of September 10, 2009 (“Amendment No. 2”)), by and among Avantair, Inc., a Delaware corporation (the “Company”), and the purchasers in the initial Closing identified on the signature pages to the Agreement.  This Amendment, when executed by the Company and the Majority Purchasers (as defined below) shall be deemed part of the Agreement.  All purchasers in subsequent Closings shall execute a counterpart signature page to this Amendment No 3 (and a similar signature page to Amendments No. 1 and No. 2).

WHEREAS, prior to the date hereof, the Company and the Placement elected to extend the Offering until September 28, 2009 (as permitted under Section 1 of Amendment No. 2);

WHEREAS, it is desired that the term of the Offering be extended beyond September 28, 2009;

WHEREAS, Section 5.5 of the Agreement provides that such Agreement may be amended by the Company and the holders of at least a majority in interest of the Shares then outstanding;

WHEREAS, Dalewood Associates LP (“Dalewood”), BRMR, LLC (“BRMR”), David Nussbaum, Steven Levine, A. Clinton Allen and Lawson P. Allen (collectively, the “Majority Purchasers”) hold more than a majority in interest of the Shares currently outstanding; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meaning specified in the Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned agree as follows:

1.	The August 31, 2009 date referenced in Section 2.1 of the Agreement as amended by Amendments No. 1 and No. 2 is hereby changed to October 15, 2009.

2.
The Company shall use its commercially reasonable efforts to cause an extension of the existing Escrow Agreement with Continental Stock Transfer & Trust Company, dated as of June 30, 2009, as amended, to effect the intent of Section 1 hereof.

3.	Except as set forth above and as necessary to effect the foregoing, the Agreement remains unmodified and in force in all respects.

4.
All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.
This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

AVANTAIR, INC.

By: /s/ Kevin Beitzel
Name: Kevin Beitzel
Title: Chief Operating Officer

DALEWOOD ASSOCIATES LP

By: /s/ Steven Levine
Name: Steven Levine
Title: Managing Director

BRMR, LLC

By: /s/ Barry Rubenstein
Name: Barry Rubenstein
Title: Chief Executive Officer

/s/ David Nussbaum
DAVID NUSSBAUM

/s/ Steven Levine
STEVEN LEVINE

/s/ A. Clinton Allen
A. CLINTON ALLEN

/s/ Lawson P. Allen
LAWSON P. ALLEN

[POST-INITIAL CLOSING PURCHASER SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.  This undersigned signature below also constitutes its, his or her signature page to the Agreement.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Facsimile Number of Authorized Signatory: _____________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Units: _______________________

EIN Number:  ______________________________